UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 28, 2019

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due August 3, 2020	T 20C	New York Stock Exchange
AT&T Inc. 1.875% Global Notes due December 4, 2020	T 20	New York Stock Exchange
AT&T Inc. 2.65% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.45% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.50% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.75% Global Notes due May 19, 2023	T 23C	New York Stock Exchange

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.05% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.30% Global Notes due September 5, 2023	T 23A	New York Stock Exchange
AT&T Inc. 1.95% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.40% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.50% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.80% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.90% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 2.35% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.60% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 3.55% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.20% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.45% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.15% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.00% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.25% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 5.35% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

Overview
We announced on October 28, 2019 that third-quarter 2019 net income attributable to AT&T totaled $3.7 billion, or $0.50 per diluted share, compared to $4.7 billion, or $0.65 per diluted share, in the third quarter of 2018. Third-quarter 2019 revenues were $44.6 billion, down 2.5 percent from the third quarter of 2018 primarily due to continued declines in legacy voice and data services, lower theatrical product resulting from a more favorable mix of box office releases in the prior year, and pressure in video subscriptions and wireless equipment sales. Partially offsetting these declines were growth in wireless service, strategic and managed business services and Home Box Office (HBO) international licensing. Compared with results for the third quarter of 2018, current quarter operating expenses were $36.7 billion, down 4.6 percent primarily due to lower amortization of intangible assets, slower wireless upgrade rates and decreased content costs largely attributable to fewer premium TV subscribers. Third-quarter operating income was $7.9 billion compared to $7.3 billion in the comparable 2018 period, and AT&T’s third-quarter operating income margin was 17.7 percent, compared to 15.9 percent. Third-quarter 2019 cash from operating activities was $11.4 billion, down $1.0 billion when compared to 2018, driven by increased spend on film and television production and higher tax payments. Capital expenditures in the third quarter of 2019 were $5.2 billion, and when including $765 million cash paid for vendor financing, cash paid for capital investment was $6.0 billion.

Segment Summary
We analyze our segments based on, among other things, segment contribution, which consists of operating income, excluding acquisition-related costs and other significant items, and equity in net income (loss) of affiliates for investments managed within each segment. Our reportable segments are: Communications, WarnerMedia, Latin America and Xandr.

Communications
Our Communications segment consists of our Mobility, Entertainment Group and Business Wireline business units. Historical results in the Mobility and Business Wireline business units of the Communications segment have been recast to remove operations in Puerto Rico and the U.S. Virgin Islands, for which we began held-for-sale accounting in the third quarter of 2019.

Third-quarter 2019 operating revenues were $35.4 billion, down 1.7 percent versus third-quarter 2018, with segment operating contribution of $8.0 billion, down 1.4 percent versus the year-ago quarter. The Communications segment operating income margin was 22.7 percent, compared to 22.6 percent in the year-earlier quarter.

Mobility
Mobility revenues for the third quarter of 2019 were $17.7 billion, down 0.2 percent versus the third quarter of 2018 driven by decreased equipment revenues as lower upgrade rates continue, partially offset by higher service revenues resulting from postpaid phone average revenue per subscriber (ARPU) growth and prepaid subscriber gains. Mobility operating expenses totaled $12.0 billion, down 1.7 percent versus the third quarter of 2018. The decrease was driven by slower postpaid upgrade rates, lower depreciation and cost efficiencies, partially offset by higher bad debt expense, commission deferral amortization and handset insurance costs. Mobility’s operating income margin was 32.4 percent compared to 31.4 percent in the year-ago quarter.

In our Mobility business unit, we reported a net gain of 3.7 million wireless subscribers. At September 30, 2019, wireless subscribers totaled 162.3 million compared to 149.2 million for the prior comparable period.

During the third quarter, total phone net adds were 255,000, with total net adds by subscriber category as follows:
•	Prepaid subscriber net adds were 227,000, including 154,000 phone net adds.
•	Postpaid subscriber net adds were a loss of 217,000, with phone adds of 101,000 offsetting losses from tablets.
•	Reseller net adds were a loss of 231,000.
•	Connected device net adds were 3.9 million, 2.1 million of which were primarily attributable to wholesale connected cars.

For the quarter ended September 30, 2019, postpaid phone-only ARPU increased 0.6 percent versus the year-earlier quarter.

Postpaid phone-only churn was 0.95 percent, compared to 0.93 percent in the third quarter of 2018. Total postpaid churn was 1.19 percent, compared to 1.16 percent in the year-ago quarter.

Entertainment Group
Entertainment Group (Entertainment) revenues for the third quarter of 2019 were $11.2 billion, down 3.4 percent versus the year-ago quarter reflecting continuing declines in premium TV subscribers and legacy services that were partially offset by higher broadband revenues. Entertainment operating expenses totaled $10.1 billion, down 3.6 percent versus the third quarter of 2018. The decrease was largely driven by lower content and selling costs reflecting fewer subscribers, and cost initiatives, partially offset by higher costs associated with NFL SUNDAY TICKET and higher amortization of fulfillment cost deferrals. The Entertainment operating income margin was 9.7 percent compared to 9.5 percent in the year-earlier quarter.

At September 30, 2019, Entertainment revenue connections included:
•
Approximately 21.6 million video connections (including 1.1 million AT&T Now subscribers) at September 30, 2019 compared to 25.2 million at September 30, 2018. During the third quarter of 2019, net adds for premium TV video subscribers was a loss of 1.2 million and AT&T Now subscribers had net losses of 195,000.

•
Approximately 14.3 million broadband connections at September 30, 2019 compared to 14.4 million at September 30, 2018. During the third quarter, IP broadband had a net loss of 83,000 (including fiber broadband net adds of 318,000), with 13.7 million subscribers at September 30, 2019.

Business Wireline
Business Wireline (Business) revenues for the third quarter of 2019 were $6.5 billion, down 2.7 percent versus the year-ago quarter reflecting continued declines in legacy revenues, partially offset by growth in strategic and managed services. Business operating expenses totaled $5.3 billion, up 1.6 percent versus the third quarter of 2018, driven by increased depreciation expense. Business operating income margin was 18.6 percent compared to 22.1 percent in the year-earlier quarter.

At September 30, 2019, our total switched access lines (Entertainment and Business) were 8.8 million compared to 10.4 million at September 30, 2018. The number of U-verse voice connections (which use VoIP technology and therefore are not included in the access line total) decreased by 227,000 in the quarter, totaling 4.5 million at September 30, 2019, compared to 5.3 million at September 30, 2018.

WarnerMedia
Our WarnerMedia segment consists of our Turner, HBO and Warner Bros. business units. Third-quarter 2019 operating revenues were $7.8 billion, down 4.4 percent versus third-quarter 2018, with segment operating contribution of $2.5 billion, up 0.6 percent versus the year-ago quarter. The WarnerMedia segment operating income margin was 32.2 percent, compared to 31.3 percent in the year-earlier quarter.

Turner
Turner revenues for the third quarter of 2019 were $3.0 billion, up 0.6 percent versus the third quarter of 2018 driven by higher subscription revenues due to higher domestic affiliate rates and growth at Turner’s international networks, partially offset by lower advertising revenues resulting from lower audience delivery in the domestic entertainment networks. Turner operating expenses totaled $1.5 billion, down 1.2 percent versus the third quarter of 2018, driven by lower programming, marketing and direct operating costs. Turner operating income margin was 49.2 percent compared to 48.3 percent in the year-earlier quarter.

HBO
HBO revenues for the third quarter of 2019 were $1.8 billion, up 10.6 percent versus the third quarter of 2018 driven by higher content and other revenues resulting from international licensing revenues. HBO operating expenses totaled $1.1 billion, up 8.8 percent versus the third quarter of 2018, driven by increased programming, distribution and marketing expenses. HBO operating income margin was 39.3 percent compared to 38.2 percent in the year-earlier quarter.

Warner Bros.
Warner Bros. revenues for the third quarter of 2019 were $3.3 billion, down 10.4 percent versus the third quarter of 2018 driven by lower theatrical product resulting from a more favorable mix of box office releases in the prior comparable period, and lower television licensing, partly offset by strong games and increased initial telecast revenues. Warner Bros. operating expenses totaled $2.7 billion, down 12.7 percent versus the third quarter of 2018, driven by lower film and television production costs. Warner Bros. operating income margin was 17.6 percent compared to 15.5 percent in the year-earlier quarter.

Latin America
Our Latin America segment consists of our Mexico and Vrio business units and is subject to foreign currency fluctuations. Third-quarter 2019 operating revenues were $1.7 billion, down 5.6 percent versus the prior year. Segment operating contribution was $(166) million, versus $(201) million in the comparable 2018 period. Both operating revenue and segment contribution declines were driven by foreign exchange pressures. The Latin America operating income margin was (10.3) percent, compared to (11.5) percent in the year-earlier quarter.

Mexico
Wireless revenues were $717 million, down 1.9 percent when compared to the third quarter of 2018. Decreased revenues were primarily due to lower equipment sales, partially offset by increased service revenue from prepaid subscriber growth. Operating expenses were $896 million, down 10.2 percent and Mexico’s operating income margin was (25.0) percent, compared to (36.5) percent in the year-earlier quarter.

We had approximately 18.6 million Mexican wireless subscribers at September 30, 2019 compared to 17.3 million at September 30, 2018. During the third quarter of 2019, we had prepaid net adds of 668,000 and postpaid net losses of 137,000.

Vrio
Video service revenues were $1.0 billion, down 8.1 percent versus the prior year. Operating expenses were $1.0 billion, down 3.1 percent. Both operating revenue and expense declines were driven by foreign exchange pressures. Vrio’s operating income was $0, compared to $57 million, or an operating income margin of 5.2 percent, in the year-earlier quarter.

We had approximately 13.3 million Latin America video connections at September 30, 2019 compared to 13.6 million at September 30, 2018. During the third quarter of 2019, video net adds were a loss of 167,000.

Xandr
Our Xandr segment provides advertising services utilizing data insights to develop higher-value targeted advertising. Certain revenues in this segment are also reported by the Communications segment and are eliminated upon consolidation. Third-quarter 2019 operating revenues were $504 million, up 13.3 percent versus the prior year, impacted by the August 2018 acquisition of AppNexus. Operating expenses were $177 million, up 58.0 percent due to AppNexus, investment in new technology and the development of our data advertising platform. Xandr segment operating contribution was $327 million, down 1.8 percent versus third-quarter 2018. The Xandr segment operating income margin was 64.9 percent, compared to 74.8 percent in the year-earlier quarter.

Supplemental Discussions
As a supplemental discussion of our operating results, for comparison purposes, we are providing (1) our AT&T Business Solutions results which include both wireless and wireline operations and (2) a combined view of reported advertising revenues across all segments of AT&T. A reconciliation of the non-GAAP numbers in this supplemental discussion is attached as exhibit 99.2 hereto.

AT&T Business Solutions
Revenues from AT&T Business Solutions for the third quarter of 2019 were $9.2 billion, up 0.9 percent versus the year-ago quarter driven by growth in strategic and managed services and wireless service revenues, partially offset by declines in our legacy voice and data services. Operating expenses totaled $7.2 billion, up 2.2 percent versus the third quarter of 2018. AT&T Business Solutions operating income margin was 21.6 percent, compared to 22.6 percent in the year-earlier quarter.

AT&T Advertising Revenues
Total AT&T Advertising revenues for the third quarter of 2019 were $1.5 billion, up 1.2 percent, primarily driven by Xandr.

2020-2022 Guidance
For 2020. we expect:
•	Consolidated revenue to grow between 1 to 2 percent.
•	Adjusted earnings per share of $3.60 to $3.70 per share, including HBO Max investment.
•	Total gross capital investment, which consists of capital expenditures plus potential vendor financing payments and excludes any expected FirstNet reimbursements, to be in the $20 billion range.
•	Asset monetization in 2020 of approximately $5 billion to $10 billion of non-strategic assets, including sales and working capital initiatives.

During the next three years (2020-2022), we expect:
•
Consolidated revenue to grow between 1 and 2 percent on a compound annual growth rate. We expect our revenue growth over 2020-2022 to be driven by (1) wireless services, including subscriber growth and 5G device sales, (2) Warner Media including revenue synergies, HBO Max and advertising and content, and (3) broadband services.

•
Continued modest annual dividend growth and common stock retirements representing approximately 70 percent of the shares issued for the Time Warner Inc. (Time Warner) acquisition. The company also expects over the same time period to retire all of the acquisition debt from the Time Warner deal.

•	Adjusted earnings per share of $4.50 to $4.80 by 2022, including HBO Max investment.

Our guidance excludes adjusting items. Adjustments to 2020 and 2022 earnings per share include merger-related adjusted amortization in the range of $17.0 billion, a non-cash mark-to-market benefit plan gain/loss, merger integration and other adjustments. We expect the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2022 EPS estimate assumes share retirements of approximately 40 cents, new cost initiatives and EBITDA growth in our Mexico operations of a combined 25 cents, WarnerMedia synergies of approximately 20 cents and organic growth opportunities, that we expect to be partially offset by dilution from HBO Max. Our adjusted EPS estimate depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between forecasted adjusted diluted EPS and reported diluted EPS without unreasonable effort.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.
The following exhibits are filed as part of this report:
(d)          Exhibits

99.1	AT&T Inc. selected financial statements and operating data.
99.2	Discussion and reconciliation of non-GAAP measures.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 28, 2019	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller